NOTICE AND CONSENT TO MODIFICATION BY GUARANTOR

DATE AND PARTIES. The date of this Notice And Consent To Modification By Guarantor (Notice) is May 25, 2006. The parties and their addresses are:

LENDER:
  MERCANTILE EASTERN SHORE BANK (Successor in Merger to St. Michaels Bank) 211 High Street
  P.O. Box 60
  Chestertown, Maryland 21620
  Telephone: (410) 778-2400

BORROWER:
  DCA OF VINELAND LLC
  Building 2 Suite 2c
  Main Street Commons
  1450 E. Chestnut Ave.
  Vineland, NJ 08361

GUARANTOR:
  DIALYSIS CORPORATION OF AMERICA
  2337 West 76th Street
  Hialeah, Florida 33016

1. DEFINITIONS. In this Notice, these terms have the following meanings:

   A. Pronouns. The pronouns "I," "me" and "my" refer to all persons or entities signing this Notice, individually and together with their heirs, successors and assigns. "You" and "your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Modification or Prior Obligation.

   B. Modification. Modification refers to the Debt Modification Agreement dated May 25, 2006 and executed by you and the Borrower.

   C. Prior Obligation. Prior Obligation refers to the Borrower's existing agreement to pay you money, dated November 2, 2000.

   D. Guaranty. Guaranty refers to my previous agreement to absolutely and unconditionally promise to pay you and guaranty to you the full and prompt payment of the Prior Obligation.

2. NOTICE TO GUARANTOR. I acknowledge that the Borrower has requested a modification to the terms of the Prior Obligation and that you have agreed to modify the Prior Obligation, subject to the terms and conditions contained in the Modification. A copy of the Modification is attached to this Notice.

3. CONSENT BY GUARANTOR. I unconditionally consent to the Modification. Except to the extent that the Modification expressly modifies the terms and conditions of the Prior Obligation, I acknowledge that the terms and conditions of the Prior Obligation and the Guaranty continue in full force and effect.

SIGNATURES. I agree to the terms contained in this Notice. I also acknowledge receipt of a copy of this Notice.

GUARANTOR:

Dialysis Corporation of America

   /s/ Daniel R. Ouzts
By ------------------------------
Daniel R. Ouzts, Vice president/Finance